Exhibit 99.1

AG Mortgage Investment Trust, Inc. Reports Fourth Quarter and Full Year 2017 Results

NEW YORK, NY, February 27, 2018 / Business Wire — AG Mortgage Investment Trust, Inc. (“MITT” or the “Company”) (NYSE: MITT) today reported financial results for the quarter and year ended December 31, 2017. AG Mortgage Investment Trust, Inc. is a hybrid mortgage REIT that opportunistically invests in a diversified risk-adjusted portfolio of Agency RMBS and Credit Investments, which include our Residential Investments, Commercial Investments and ABS Investments.

FOURTH QUARTER AND FULL YEAR 2017 FINANCIAL HIGHLIGHTS

•	Fourth Quarter 2017:
•	$0.74 of Net Income/(Loss) per diluted common share(1)
•	$0.50 of Core Earnings per diluted common share(1)
o	Includes de minimus retrospective adjustment
o	Includes $0.02 of dollar roll income associated with our net TBA position
•	3.9% economic return on equity for the quarter, 15.6% annualized(4)
•	$19.62 book value per share(1) as of December 31, 2017, inclusive of our current quarter $0.475 common dividend
o	Book value increased $0.27 or 1.4% from last quarter, inclusive of:
o	$0.30 or 1.6% due to our Credit Investments
o	Strong demand and stable fundamentals drove spreads for most mortgage-backed credit sectors tighter
o	$(0.05) or (0.3)% due to our investments in Agency RMBS and associated derivative hedges
o	Agency basis tightening was offset by an increase in interest rates
o	$0.02 or 0.1% due to core earnings above the $0.475 dividend
•	Full Year 2017:
•	$3.77 of Net Income/(Loss) per diluted common share(1)
•	$1.90 of Core Earnings per diluted common share(1)

1

o	Includes $(0.02) retrospective adjustment
o	Includes $0.11 of dollar roll income associated with our net TBA position
•	$2.00 dividend per common share(1)
o	Includes $0.10 special cash dividend
•	21.1% economic return on equity for the year(4)
•	Issued 460,932 shares of common stock for net proceeds of approximately $8.7 mm through ATM Program

	Q3 2017	Q4 2017	FY 2017
Summary of Operating Results:
GAAP Net Income/(Loss) Available to Common Stockholders	$32.6mm	$20.9mm	$105.1mm
GAAP Net Income/(Loss) Available to Common Stockholders, per diluted common share (1)	$1.17	$0.74	$3.77

Non-GAAP-Results:
Core Earnings*	$14.3mm	$14.2mm	$52.9mm
Core Earnings, per diluted common share (1)	$0.51	$0.50	$1.90

*	For a reconciliation of GAAP Income to Core Earnings, refer to the Reconciliation of Core Earnings at the end of this press release.

MANAGEMENT REMARKS

“We are very pleased with MITT’s performance during 2017, producing core earnings in-line with our regular common dividend and generating an economic return on equity for the year of 21%,” said Chief Executive Officer David Roberts. “During the fourth quarter, the team achieved strong financial results, focusing on book value protection and risk management, and we believe MITT is well positioned going forward to take advantage of a range of opportunities at favorable risk-adjusted returns.”

“During the fourth quarter, spreads for most mortgage-backed credit sectors were modestly tighter and agency spreads remained stable despite nominal interest rates rising, resulting in an increase in MITT’s book value,” said Chief Investment Officer, TJ Durkin. “We saw opportunities to deploy capital into both Agency RMBS and Credit Investments during the quarter, and MITT continues to leverage the Angelo, Gordon platform to source residential assets. Additionally, we remain focused on growing Arc Home, our mortgage origination affiliate going forward.”

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INVESTMENT HIGHLIGHTS

•	$3.8 billion investment portfolio as of December 31, 2017 as compared to the $3.5 billion investment portfolio as of September 30, 2017(2)(3)
o	Net purchased $249.9 million of Agency and TBA securities, inclusive of unsettled trades, coupled with net purchases of $94.1 million of Credit Investments
•	2.38% Net Interest Margin (“NIM”) as of December 31, 2017(7)
o	Increase in cost of funds primarily due to an increase of 25 bps in the federal funds rate in December
•	4.4x “At Risk” Leverage as of December 31, 2017(6)
o	Increase in leverage primarily due to the addition of Agency RMBS
•	7.8% constant prepayment rate (“CPR”) on the Agency RMBS investment portfolio for the fourth quarter(5)
•	Duration gap was approximately 1.15 years as of December 31, 2017(15)

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FOURTH QUARTER ACTIVITY

($ in millions)

Description	Net Purchased / (Sold/Payoff)	Net Repo (Added) / Removed*	Net Equity Invested / (Returned)

30-Year Fixed Rate	$228.0	$(169.7)	$58.3
Inverse Interest Only	28.7	(13.8)	14.9
Interest Only and Excess MSRs	9.6	(7.8)	1.8
Total Agency RMBS	266.3	(191.3)	75.0

Prime	16.7	(8.7)	8.0
Alt-A	6.7	(5.2)	1.5
Subprime	(29.5)	24.6	(4.9)
Credit Risk Transfer	28.5	(22.5)	6.0
RPL/NPL	25.3	(22.6)	2.7
Residential Whole Loans	44.5	(31.3)	13.2
Total Residential Investments	92.2	(65.7)	26.5

CMBS	9.4	(2.7)	6.7
Freddie Mac K-Series CMBS	3.8	-	3.8
CMBS Interest Only	1.6	(0.3)	1.3
Total Commercial Investments	14.8	(3.0)	11.8
Total ABS	(12.8)	5.8	(7.0)
Total Q4 Activity Prior to TBA	360.5	(254.2)	106.3
Fixed Rate 30 Year TBA	(18.7)	N/A	(0.6)**
Total Q4 Activity including TBA	$341.8	N/A	$105.7

*	Timing and size of repo added may differ from that of repo removed. Excludes repo on prior period purchases.
**	Net equity on TBA represents initial margin on TBA purchases.
Note:	The chart above includes settled purchases, sales and full payoffs on investments, and the associated repo added or removed within the quarter.

•	Net equity invested was primarily sourced from principal paydowns and leverage added on previously unlevered securities
•	Deployed net equity of $105.7 million during the quarter
o	Increased our sector allocation to Agency RMBS on a hedged basis during the quarter
o	Purchased a pool of primarily NPL mortgage loans alongside another Angelo, Gordon fund
o	Purchased a portfolio of prime jumbo credit subordinate bonds issued post-crisis
o	Refinanced a credit card ABS bridge securitization

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KEY STATISTICS

($ in millions)
	December 31, 2017
Investment portfolio(2)(3)	$3,782.3
Repurchase agreements(3)	3,011.6
Total Financing(6)	3,133.0
Stockholders’ equity	714.3

GAAP Leverage	4.2	x
“At Risk” Leverage(6)	4.4	x
Yield on investment portfolio(8)	4.64%
Cost of funds(9)	2.26%
Net interest margin(7)	2.38%
Management fees(10)	1.38%
Other operating expenses(11)	1.52%

Book value, per share(1)	$19.62
Undistributed taxable income, per common share(1)(12)	1.54
Dividend, per share(1)	0.475

INVESTMENT PORTFOLIO

The following summarizes the Company’s investment portfolio as of December 31, 2017 (2) (3)

($ in millions)
	Amortized Cost	Fair Value	Allocated Equity(14)	WA Yield(8)	Funding Cost*	Net Interest Margin*	Leverage Ratio**

Agency RMBS:	$2,354.8	$2,354.9	$280.3	3.3%	1.6%	1.7%	7.5	x
Residential Investments***	969.8	1,034.8	245.9	6.2%	2.8%	3.4%	3.3	x
Commercial Investments***	345.2	351.6	170.0	8.3%	2.9%	5.4%	1.1	x
ABS	40.2	41.0	18.1	8.3%	2.9%	5.4%	1.3	x
Total	$3,710.0	$3,782.3	$714.3	4.6%	2.3%	2.3%	4.4	x

*	Total funding cost and NIM includes cost of interest rate hedges.
**	Total leverage ratio includes any net receivables on TBA and the leverage ratio by type is calculated based on allocated equity.
***	Includes fair value of $11.4 mm of Residential Investments and $73.9 mm of Commercial Investments that are included in the “Investments in debt and equity of affiliates” line item on our consolidated balance sheet.

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Premiums and discounts associated with purchases of the Company’s securities are amortized or accreted into interest income over the estimated life of such securities, using the effective yield method. The Company recorded a de minimus retrospective adjustment due to the change in projected cash flows on its Agency RMBS, excluding interest-only securities and TBAs. Since the cost basis of the Company’s Agency RMBS securities, excluding interest-only securities and TBAs, exceeds the underlying principal balance by 3.9% as of December 31, 2017, slower actual and projected prepayments can have a meaningful positive impact, while faster actual or projected prepayments can have a meaningful negative impact on the Company’s asset yields.

FINANCING AND HEDGING ACTIVITIES

The Company, either directly or through its equity method investments in affiliates, had master repurchase agreements with 39 counterparties, under which it had debt outstanding with 27 counterparties as of December 31, 2017. The weighted average funding cost was 1.6% for Agency RMBS and 2.8% for Credit Investments. The investment portfolio is financed with repurchase agreements as of December 31, 2017 as summarized below:

($ in millions)
	Agency		Credit
Repurchase Agreements Maturing Within:*	Amount Outstanding	WA Funding Cost	Amount Outstanding	WA Funding Cost
Overnight	$128.8	1.8%	$-	-
30 Days or Less	1,398.4	1.6%	708.0	2.7%
31-60 Days	477.9	1.5%	133.8	2.7%
61-90 Days	-	-	32.5	3.0%
91-180 Days	-	-	1.2	3.2%
Greater than 180 Days	-	-	131.0	3.2%
Total / Weighted Average	$2,005.1	1.6%	$1,006.5	2.8%

*	Numbers in table above do not include securitized debt of $16.5 million.
Note:	Our weighted average days to maturity is 43 days and our weighted average original days to maturity is 118 days.

The Company’s hedge portfolio as of December 31, 2017 is summarized as follows:

($ in millions)
	Notional	Duration
Interest Rate Swaps	$(2,227.0)	(2.41)
Swaptions	(270.0)	(0.04)
U.S. Treasuries, net	(24.7)	(0.04)
Treasury Futures, net	(52.5)	(0.10)
Total	$(2,574.2)	(2.59)

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The Company’s interest rate swaps as of December 31, 2017 are summarized as follows:

($ in millions)
Maturity	Notional Amount	Weighted Average Pay-Fixed Rate	Weighted Average Receive Variable Rate*	Weighted Average Years to Maturity
2019	$170.0	1.36%	1.43%	1.88
2020	835.0	1.77%	1.52%	2.54
2022	653.0	1.90%	1.51%	4.59
2024	230.0	2.06%	1.47%	6.50
2026	75.0	2.12%	1.44%	8.89
2027	264.0	2.35%	1.50%	9.69
Total/Wtd Avg	$2,227.0	1.89%	1.50%	4.56

*	100% of our receive variable interest rate swap notional amount resets quarterly based on three-month LIBOR.

ARC HOME UPDATE

•	In its first fiscal year of mortgage origination, Arc Home originated $1.1 billion of government and agency loans through its four channels of retail, direct, correspondent and wholesale, retaining the originated MSR on its balance sheet
•	Arc Home produced positive net income available to its common shareholders of $1.2 million in 2017
•	In 2017, Arc Home, in conjunction with MITT and other Angelo, Gordon funds, purchased ~$2.4 billion notional of Fannie Mae, Freddie Mac, and Ginnie Mae MSR from third parties
•	In Q4 of 2017, Arc Home launched its Non-QM origination program

As of December 31, 2017
Employees*	101
State Licenses	46
MSR UPB	$5.6 billion
Correspondent Relationships	65
Wholesale Relationships	123

*	Includes 18 commission based Retail Loan Officers

Note: MITT owns approximately 45% of the common equity of Arc Home alongside other Angelo, Gordon funds.

TAXABLE INCOME

The primary differences between taxable income and GAAP net income include (i) unrealized gains and losses associated with investment and derivative portfolios which are marked-to-market in current income for GAAP purposes, but excluded from taxable income until realized or settled, (ii) temporary differences related to amortization of premiums and discounts paid on investments, (iii) the timing and amount of deductions related to stock-based compensation, (iv) temporary differences related to the recognition of sold investments and certain terminated derivatives and (v) taxes. As of December 31, 2017, the Company had estimated undistributed taxable income of approximately $1.54 per share.(1)(12)

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DIVIDEND

On December 15, 2017, the Company’s board of directors declared a fourth quarter dividend of $0.475 per share of common stock that was paid on January 31, 2018 to stockholders of record as of December 29, 2017.

On November 16, 2017, the Company’s board of directors declared a quarterly dividend of $0.51563 per share on its 8.25% Series A Cumulative Redeemable Preferred Stock and a quarterly dividend on its $0.50 per share of 8.00% Series B Cumulative Redeemable Preferred Stock. The preferred distributions were paid on December 18, 2017 to stockholders of record as of November 30, 2017.

STOCKHOLDER CALL

The Company invites stockholders, prospective stockholders and analysts to participate in MITT’s fourth quarter earnings conference call on February 28, 2018 at 9:30 am Eastern Time. The stockholder call can be accessed by dialing (888) 424-8151 (U.S. domestic) or (847) 585-4422 (international). Please enter code number 8540953.

A presentation will accompany the conference call and will be available on the Company’s website at www.agmit.com. Select the Q4 2017 Earnings Presentation link to download and print the presentation in advance of the stockholder call.

An audio replay of the stockholder call combined with the presentation will be made available on our website after the call. The replay will be available until March 30, 2018. If you are interested in hearing the replay, please dial (888) 843-7419 (U.S. domestic) or (630) 652-3042 (international). The conference ID number is 8540953.

For further information or questions, please e-mail ir@agmit.com.

ABOUT AG MORTGAGE INVESTMENT TRUST, INC.

AG Mortgage Investment Trust, Inc. is a real estate investment trust that invests in, acquires and manages a diversified portfolio of residential and commercial mortgage assets, other real estate-related securities and financial assets. AG Mortgage Investment Trust, Inc. is externally managed and advised by AG REIT Management, LLC, a subsidiary of Angelo, Gordon & Co., L.P., an SEC-registered investment adviser that specializes in alternative investment activities.

Additional information can be found on the Company’s website at www.agmit.com.

ABOUT ANGELO, GORDON & CO.

Angelo, Gordon & Co., L.P. is a privately held limited partnership founded in November 1988.  The firm currently manages approximately $28 billion with a primary focus on credit and real estate strategies. Angelo, Gordon has over 400 employees, including more than 160 investment professionals, and is headquartered in New York, with offices in the US, Europe and Asia. For more information, visit www.angelogordon.com.

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FORWARD LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 related to dividends, our strategy related to our investments and portfolio, investment returns, return on equity, liquidity and financing, taxes, our assets, our interest rate sensitivity, and our views on certain macroeconomic trends, among others. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of our assets, general economic conditions, conditions in the market for Agency RMBS, Non-Agency RMBS, ABS and CMBS securities and loans, and legislative and regulatory changes that could adversely affect the business of the Company. Additional information concerning these and other risk factors are contained in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and subsequent filings. Copies are available free of charge on the SEC’s website, http://www.sec.gov/. All information in this press release is as of February 27, 2018. The Company undertakes no duty to update any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

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AG Mortgage Investment Trust, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

	December 31, 2017	December 31, 2016
Assets
Real estate securities, at fair value:
Agency - $2,126,135,420 and $972,232,174 pledged as collateral, respectively	$2,247,161,035	$1,057,663,726
Non-Agency - $976,071,673 and $990,985,143 pledged as collateral, respectively	1,004,255,658	1,043,017,308
ABS - $30,832,553 and $21,231,956 pledged as collateral, respectively	40,957,553	21,231,956
CMBS - $211,179,945 and $201,464,058 pledged as collateral, respectively	220,168,505	211,652,660
Residential mortgage loans, at fair value -$15,860,583 and $31,031,107 pledged as collateral, respectively	18,889,693	38,195,576
Commercial loans, at fair value - $32,800,000 pledged as collateral	57,520,646	60,068,800
Investments in debt and equity of affiliates	99,696,347	72,215,919
Excess mortgage servicing rights, at fair value	5,083,514	412,648
Cash and cash equivalents	15,199,655	52,469,891
Restricted cash	37,615,281	26,583,527
Interest receivable	12,607,386	8,570,383
Receivable on unsettled trades - $0 and $3,057,814 pledged as collateral, respectively	-	3,633,161
Receivable under reverse repurchase agreements	24,671,320	22,680,000
Derivative assets, at fair value	2,127,070	3,703,366
Other assets	2,491,201	5,600,341
Due from broker	850,514	945,304
Total Assets	$3,789,295,378	$2,628,644,566

Liabilities
Repurchase agreements	$3,004,407,018	$1,900,509,806
Securitized debt	16,477,801	21,491,710
Loan participation payable	-	1,800,000
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	24,379,356	22,365,000
Payable on unsettled trades	2,418,710	-
Interest payable	5,225,940	2,570,854
Derivative liabilities, at fair value	450,208	2,907,255
Dividend payable	13,391,457	13,157,573
Due to affiliates	4,258,074	3,967,622
Accrued expenses	790,271	1,068,779
Taxes payable	1,545,448	1,717,883
Due to broker	1,691,888	1,211,694
Total Liabilities	3,075,036,171	1,972,768,176
Commitments and Contingencies
Stockholders’ Equity
Preferred stock - $0.01 par value; 50,000,000 shares authorized:
8.25% Series A Cumulative Redeemable Preferred Stock, 2,070,000 shares issued and outstanding ($51,750,000 aggregate liquidation preference)	49,920,772	49,920,772
8.00% Series B Cumulative Redeemable Preferred Stock, 4,600,000 shares issued and outstanding ($115,000,000 aggregate liquidation preference)	111,293,233	111,293,233
Common stock, par value $0.01 per share; 450,000,000 shares of common stock authorized and 28,192,541 and 27,700,154 shares issued and outstanding at December 31, 2017 and December 31, 2016, respectively	281,927	277,002
Additional paid-in capital	585,530,292	576,276,322
Retained earnings/(deficit)	(32,767,017)	(81,890,939)
Total Stockholders’ Equity	714,259,207	655,876,390

Total Liabilities & Stockholders’ Equity	$3,789,295,378	$2,628,644,566

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AG Mortgage Investment Trust, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended December 31, 2017	Three Months Ended December 31, 2016	Year Ended December 31, 2017
Net Interest Income
Interest income	$36,071,945	$31,535,524	$128,844,959
Interest expense	13,399,984	8,302,370	43,722,014
	22,671,961	23,233,154	85,122,945

Other Income
Net realized gain/(loss)	(1,459,014)	(1,665,863)	(13,986,292)
Realized loss on periodic interest settlements of derivative instruments, net	(2,147,981)	(990,073)	(7,762,952)
Unrealized gain/(loss) on real estate securities and loans, net	(7,661,091)	(30,587,677)	45,528,834
Unrealized gain/(loss) on derivative and other instruments, net	15,589,346	13,405,453	19,813,356
Other income	21,240	5,171	55,447
	4,342,500	(19,832,989)	43,648,393

Expenses
Management fee to affiliate	2,461,414	2,487,115	9,835,093
Other operating expenses	2,718,084	1,708,787	10,965,144
Servicing fees	49,271	44,979	234,264
Equity based compensation to affiliate	74,811	80,664	300,688
Excise tax	375,000	525,000	1,500,000
	5,678,580	4,846,545	22,835,189

Income/(loss) before equity in earnings/(loss) from affiliates	21,335,881	(1,446,380)	105,936,149

Equity in earnings/(loss) from affiliates	2,921,499	364,472	12,621,461
Net Income/(Loss)	24,257,380	(1,081,908)	118,557,610

Dividends on preferred stock	3,367,354	3,367,354	13,469,416

Net Income/(Loss) Available to Common Stockholders	$20,890,026	$(4,449,262)	$105,088,194

Earnings/(Loss) Per Share of Common Stock
Basic	$0.74	$(0.16)	$3.77
Diluted	$0.74	$(0.16)	$3.77

Weighted Average Number of Shares of Common Stock Outstanding
Basic	28,192,541	27,700,154	27,866,299
Diluted	28,210,779	27,700,154	27,883,121

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NON-GAAP FINANCIAL MEASURE

This press release contains Core Earnings, a non-GAAP financial measure. Our management believes that this non-GAAP measure, when considered with our GAAP financials, provides supplemental information useful for investors in evaluating our results of operations. Our presentation of Core Earnings may not be comparable to similarly-titled measures of other companies, who may use different calculations. This non-GAAP measure should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations from these results should be carefully evaluated.

We define Core Earnings, a non-GAAP financial measure, as Net Income/(loss) available to common stockholders excluding both unrealized and realized gains/(losses) on the sale or termination of securities and the related tax expense/benefit or disposition expense, if any, on such sale or termination including (i) investments held in affiliated entities and (ii) derivatives. As defined, Core Earnings include the net interest and other income earned on our investments on a yield adjusted basis, including credit derivatives, investments in debt and equity of affiliates, inverse Agency Interest-Only securities, interest rate derivatives, TBA drop income or any other investment activity that may earn or pay net interest or its economic equivalent. One of our objectives is to generate net income from net interest margin on the portfolio, and management uses Core Earnings to measure this objective. Management believes that this non-GAAP measure, when considered with our GAAP financials, provides supplemental information useful for investors in evaluating our results of operations. This metric, in conjunction with related GAAP measures, provides greater transparency into the information used by our management in its financial and operational decision-making.

A reconciliation of Net Income/(loss) available to common stockholders to Core Earnings for the three months ended December 31, 2017, the three months ended December 31, 2016, and the year ending December 31, 2017 is set forth below:

($ in thousands)
	Three Months Ended December 31, 2017	Three Months Ended December 31, 2016	Year Ended December 31, 2017

Net Income/(loss) available to common stockholders	$20,890	$(4,449)	$105,088
Add (Deduct):
Net realized (gain)/loss	1,459	1,666	13,986
Drop income	473	52	3,099
Equity in (earnings)/loss from affiliates	(2,921)	(364)	(12,621)
Net interest income and expenses from equity method investments*	2,236	1,738	8,695
Unrealized (gain)/loss on real estate securities and loans, net	7,661	30,588	(45,529)
Unrealized (gain)/loss on derivative and other instruments, net	(15,589)	(13,405)	(19,813)
Core Earnings	$14,209	$15,826	$52,905

Core Earnings, per Diluted Share	$0.50	$0.57	$1.90

*	For the three months ended December 31, 2017, we recognized $0.1 million or $0.00 per share of net income/(loss) attributed to our investment in AG Arc. For the three months ended December 31, 2016, we recognized $(0.0) million or $(0.00) per share of net income/(loss) attributed to our investment in AG Arc. For the year ended December 31, 2017, we recognized $0.6 million or $0.02 per share of net income/(loss) attributed to our investment in AG Arc.

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Footnotes

(1)	Diluted per share figures are calculated using weighted average outstanding shares in accordance with GAAP. Per share figures are calculated using a denominator of all outstanding common shares including all shares granted to our Manager and our independent directors under our equity incentive plans as of quarter-end. Book value uses stockholders’ equity less net proceeds of the Company’s 8.25% Series A and 8.00% Series B Cumulative Redeemable Preferred Stock as the numerator.

(2)	The investment portfolio at period end is calculated by summing the fair market value of our Agency RMBS, any long positions in TBAs, Residential Investments, Commercial Investments, and ABS Investments, including securities and mortgage loans owned through investments in affiliates, exclusive of AG Arc LLC. Refer to footnote (3) for more information on the GAAP accounting for certain items included in our investment portfolio. See footnote (13) for further details on AG Arc LLC.

(3)	Generally, when we purchase a security and employ leverage, the security is included in our assets and the leverage is reflected in our liabilities on our consolidated balance sheet as either “Repurchase agreements” or “Securitized debt, at fair value.” Throughout this press release where we disclose our investment portfolio and the related repurchase agreements that finance it, we have presented this information inclusive of (i) unconsolidated ownership interests in affiliates that are accounted for under GAAP using the equity method and (ii) long positions in TBAs, which are accounted for as derivatives under GAAP. This press release excludes investments through AG Arc LLC unless otherwise noted. This presentation of our investment portfolio is consistent with how our management evaluates the business, and we believe this presentation, when considered with the GAAP presentation, provides supplemental information useful for investors in evaluating our investment portfolio and financial condition. See footnote (13) for further details on AG Arc LLC.

(4)	The economic return on equity for the quarter represents the change in book value per share from September 30, 2017 to December 31, 2017, plus the common dividends declared over that period, divided by book value per share as of September 30, 2017. The annualized economic return on equity is the quarterly return on equity multiplied by four. The economic return on equity for 2017 represents the change in net book value per share from December 31, 2016 to December 31, 2017, plus the dividends declared over that period, divided by net book value per share as of December 31, 2016.

(5)	This represents the weighted average monthly CPRs published during the quarter for our in-place portfolio during the same period. Any net TBA position is excluded from the CPR calculation.

(6)	“At Risk” Leverage was calculated by dividing total financing including any net TBA position by our GAAP stockholders’ equity at quarter-end. Total financing at quarter-end includes repurchase agreements inclusive of repurchase agreements through affiliated entities, exclusive of any financing utilized through AG Arc LLC, plus the payable on all unsettled buys less the financing on all unsettled sells, securitized debt and any net TBA position (at cost). Total financing excludes any repurchase agreements and unsettled trades on U.S. Treasuries.

(7)	Net interest margin is calculated by subtracting the weighted average cost of funds from the weighted average yield for the Company’s investment portfolio, which excludes cash held by the Company. See footnotes (8) and (9) for further detail. Net interest margin also excludes any net TBA position.

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(8)	The yield on our investment portfolio represents an effective interest rate, which utilizes all estimates of future cash flows and adjusts for actual prepayment and cash flow activity as of quarter-end. This calculation excludes cash held by the Company and excludes any net TBA position. The calculation of weighted average yield is weighted based on fair value.

(9)	The cost of funds at quarter-end was calculated as the sum of (i) the weighted average funding costs on total financing outstanding at quarter-end and (ii) the weighted average of the net pay rate on our interest rate swaps, the net receive rate on our Treasury long positions, the net pay rate on our Treasury short positions, and the net receivable rate on our IO index derivatives, if any. Both elements of the cost of funds at quarter-end were weighted by the outstanding repurchase agreements and securitized debt outstanding at quarter-end, excluding repurchase agreements associated with U.S. Treasury positions. The cost of funds excludes any net TBA position.

(10)	The management fee percentage at quarter-end was calculated by annualizing management fees recorded during the quarter and dividing by quarter-end stockholders’ equity.

(11)	The other operating expenses percentage at quarter-end was calculated by annualizing other operating expenses recorded during the quarter and dividing by quarter-end stockholders’ equity.

(12)	This estimate of undistributed taxable income per share represents the total estimated undistributed taxable income as of quarter-end. Undistributed taxable income is based on current estimates and projections. As a result, the actual amount is not finalized until we file our annual tax return, typically in September of the following year.

(13)	The Company invests in Arc Home LLC through AG Arc LLC, one of its indirect subsidiaries.

(14)	The Company allocates its equity by investment using the fair market value of its investment portfolio, less any associated leverage, inclusive of any long TBA position (at cost). The Company allocates all non-investment portfolio related items based on their respective characteristics in order to sum to the Company’s stockholders’ equity per the consolidated balance sheets. The Company’s equity allocation method is a non-GAAP methodology and may not be comparable to similarly titled measures or concepts of other companies, who may use different calculations.

(15)	The Company estimates duration based on third-party models. Different models and methodologies can produce different effective duration estimates for the same securities.

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